Exhibit 10.45
CERTAIN MATERIAL (INDICATED BY AN ASTERISK) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.
Execution Version
DEVELOPMENT AND OPTION AGREEMENT
THIS DEVELOPMENT AND OPTION AGREEMENT (this “Agreement”) is made as of November 1, 2013 (the “Effective Date”), by and between ALTUS FORMULATION INC., a Quebec company having its principal place of business at 17800 Rue Lapointe, Mirabel Quebec J7J 1P3, Canada (“Altus”), and ZOGENIX, INC., a Delaware corporation having its principal place of business at 12400 High Bluff Drive, Suite 650, San Diego, CA 92130 USA (“Zogenix”). Each of Altus and Zogenix are sometimes referred to herein individually as a “Party” and together as the “Parties”.
WHEREAS, Altus is a drug formulation and development company with a number of proprietary drug delivery technologies, including the Altus Technology, and owns or has exclusive rights to patent rights and other technology relating thereto; and
WHEREAS, Zogenix is a specialty pharmaceutical company which has developed Zohydro ER, for the treatment of moderate to severe chronic pain, that in Clinical Trials demonstrated adequate efficacy and safety; and
WHEREAS, Zogenix and Altus desire to collaborate on the development of the Licensed Product, on the terms and subject to the conditions set forth herein; and
WHEREAS, Zogenix wishes to obtain, and Altus is willing to grant to Zogenix, a time-limited exclusive option to obtain an exclusive license to develop and commercialize the Licensed Product in the Field in the Territory, on the terms and subject to the conditions set forth herein.
NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants contained herein, the Parties hereby agree as follows:

1.	DEFINITIONS.
1.1    “Access Fee” shall have the meaning provided in Section 2.1.
1.2    “Active Ingredient” shall mean hydrocodone bitartrate and other pharmaceutically acceptable salts of hydrocodone.
1.3    “Active Ingredient Cost” shall have the meaning provided in Section 3.5(a).
1.4    “Affiliate” shall mean, with respect to a Party or a Third Party, any corporation, firm, limited-liability company, partnership or other entity which directly controls or is controlled by or is under common control with such Party or Third Party. “Control”, for purposes of this definition, means ownership, directly or indirectly through one or more Affiliates, of [***] or more of the shares entitled to vote for the election of directors, in the case of a corporation, or [***] or more of the equity interests in the case of any other type of legal entity, status as a general partner in any partnership, or any other arrangement whereby such Party or Third Party controls or has the right to control the Board of Directors or equivalent governing body of a corporation or other entity. As of the Effective Date: (a) Altus has no Affiliates; and (b) Zogenix Europe Limited is the only Affiliate of Zogenix.
1.5    “Altus-Assigned Invention” shall have the meaning provided in Section 5.2(b).
1.6    “Altus Know-How” shall mean Information not included in the Altus Patents that Altus Controls during the Option Period and throughout the term of the License Agreement that is necessary or useful for the Development, Manufacture or Commercialization of the Licensed Product, including Altus-Assigned Inventions and Altus’ rights in the Joint Inventions.
1.7    “Altus Patents” shall mean all Patents that Altus Controls during the Option Period and throughout the term of the License Agreement that claim or cover the Development, Manufacture or Commercialization of the Licensed Product, including Patents claiming Altus-Assigned Inventions. For the avoidance of doubt, “Altus Patents” include the Altus Product Patents, the Altus Technology Patents and Altus’ rights in the Joint Patents.
1.8    “Altus Product Patents” shall mean the Altus Patents with one or more Valid Claims covering, and exclusively related to, the Licensed Product. A Patent with Valid Claims such that it could be considered both an Altus Product Patent and an Altus Technology Patent shall in all circumstances be an Altus Product Patent. As of the Effective Date, there are no Altus Product Patents.
1.9    “Altus Product Technology” shall mean Altus Know-How that is exclusively related to the Licensed Product and the Altus Product Patents.
1.10    “Altus Technology” shall mean Altus Know-How that is relevant to, but not exclusively related to, the Licensed Product and the Altus Technology Patents.
1.11    “Altus Technology Patents” shall mean the Altus Patents with one or more Valid Claims relevant to, but not exclusively related to, the Licensed Product. In no event shall an Altus Product Patent be considered an Altus Technology Patent. As of the Effective Date, all Altus Technology Patents are set forth in Exhibit B.
1.12    “[***]” shall mean [***]
1.13    “CDMO” shall mean a Third Party contract development and manufacturing organization.

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1.14    “Clinical Trial” shall mean a human clinical trial that would satisfy the requirements for a Phase 1 study as defined in 21 CFR § 312.21(a) (or its successor regulation), a Phase 2 study as defined in 21 CFR § 312.21(b) (or its successor regulation), or a Phase 3 study as defined in 21 CFR § 312.21(c) (or its successor regulation).
1.15    “Commercial Scale” shall mean a scale of Manufacture of greater or equal to [***] performed by Zogenix or a CDMO on behalf of Zogenix.
1.16    “Commercialize” or “Commercialization” shall mean the Manufacture at a Commercial Scale and the marketing, use, supply, distribution, offering for sale and sale of a Licensed Product by Zogenix, or on Zogenix’s behalf, in the Field in the Territory.
1.17    “Commercially Reasonable Efforts” shall mean, with respect to a Party and the Licensed Product, the efforts and resources which would be used (including the promptness in which such efforts and resources would be applied) by such Party relating to a given activity or activities, consistent with its normal business practices, for a pharmaceutical product owned by it or to which it has similar rights, with similar product characteristics, which is of similar market potential at a similar stage in its development or product life, taking into account the proprietary position of the compound or product and the potential or actual profitability of the applicable product.
1.18    “Confidential Information” shall have the meaning provided in Section 7.1.
1.19    “Control” shall mean, with respect to any Information, Patents or other intellectual property rights, possession by a Party of the right, power and authority (whether by ownership, license or otherwise) to grant access to, to grant use of, or to grant a license or a sublicense to such Information, Patents or intellectual property rights to the other Party without violating the terms of any agreement or other arrangement with any Third Party.
1.20    “Develop” or “Development” shall mean the [***], in each case as set forth in one or more Work Plans.
1.21    “Development Fees” shall have the meaning provided in Section 3.6.
1.22    “Development Phase” shall mean each phase of Development set forth in a Work Plan.
1.23     “Development Results” shall have the meaning provided in Section 3.8.
1.24    “FDA” shall mean the United States Food and Drug Administration, or any successor agency thereto in the United States of America.

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1.25    “Field” shall mean the treatment or relief of pain, pain syndromes or pain associated with medical conditions or procedures in humans.
1.26    “First Commercial Sale” shall mean the first sale of Licensed Product by Zogenix, its Affiliate or a Sublicensee to a Third Party (other than a Sublicensee) in the Territory in an arm’s-length transaction following the receipt of all Regulatory Approvals.
1.27    “Information” shall mean tangible and intangible techniques, technology, practices, trade secrets, inventions (whether patentable or not), methods, knowledge, know-how, skill, experience, test data and results (including biological, chemical, pharmacological, toxicological, pharmacokinetic, clinical, analytical, quality control, mechanical, software, electronic and other data, results and descriptions) and compositions of matter.
1.28    “Invention” shall mean any invention or discovery, whether or not patentable, that is made, in whole or in part, in the course and as a result of the conduct of the activities expressly contemplated by this Agreement or the License Agreement.
1.29    “Joint Invention(s)” shall have the meaning provided in Section 5.2(c).
1.30    “Joint Patents” shall have the meaning provided in Section 5.7.
1.31    “License Agreement” shall mean a definitive agreement between Zogenix and Altus setting forth the terms and conditions contained in Exhibit C: License Terms, as well as such other reasonable and customary terms related to the license by Zogenix of the Altus Technology and Altus Product Technology, to be entered into by Zogenix and Altus following exercise of the Option by Zogenix; provided, however, until such time (if ever) that Zogenix and Altus have entered into a definitive agreement, the term “License Agreement” shall mean only those terms and conditions set forth in Exhibit C: License Terms.
1.32    “Licensed Product” shall mean any and all Versions, alone or in the aggregate.
1.33    “Manufacture” or “Manufacturing” shall mean the combination of the Active Ingredient with other raw materials in such a way as to produce a Licensed Product for any purpose.
1.34    “NDA” shall mean a New Drug Application, as more fully defined in 21 CFR 314.5 et seq., and all amendments and supplements thereto filed with the FDA.
1.35    “Net Sales” shall mean, with respect to an applicable period the gross amount invoiced by a Party, and/or its Affiliates and Sublicensees (a “Selling Party”) for sale or other commercial disposition of the Licensed Product (in whatever form) to a

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unrelated Third Party (other than a Sublicensee) in an arms’- length transaction, minus the following allowances and other deductions [***]
1.36    “Option” shall have the meaning provided in Section 2.2.
1.37    “Option Period” shall mean the period beginning on the Effective Date and, subject to earlier termination of this Agreement in accordance with Article 8, expiring on the earlier of: (a) [***] or (b) [***].
1.38    “Paladin Agreement” [***]
1.39    “Patents” shall mean patents and patent applications, including provisional applications, continuations, continuations-in-part, continued prosecution applications, divisions, substitutions, reissues, additions, renewals, reexaminations, extensions, term restorations, confirmations, registrations, revalidations, revisions, priority rights, requests for continued examination and supplementary protection certificates granted in relation thereto, as well as utility models, innovation patents, petty patents, patents of addition, inventor’s certificates, and equivalents in any country or jurisdiction.
1.40    “Pilot Scale” shall mean a scale of Manufacture of [***].
1.41    “Product Data” shall mean [***] “Product Data” shall also include [***]
1.42    “Regulatory Approval” shall mean any and all approvals, authorizations, designations, licenses, or registrations required from the FDA or other applicable governmental bodies to Manufacture, Commercialize, use, handle, store, import or transport the Licensed Product in the Field in the Territory.
1.43    “Regulatory Authority” shall mean any country, federal, supranational, state or local regulatory agency, department, bureau or other governmental or regulatory authority having the administrative authority to regulate the development or marketing of pharmaceutical products in the Territory.
1.44    “Strengths” shall mean any specific dosage strength for a Version set forth in milligrams of Active Ingredient, as may be requested by Zogenix. “Initial Strengths” shall be [***] strength Versions only.
1.45     “Sublicensee” shall mean any Third Party to which Zogenix or its Affiliate has directly or indirectly (i.e., through multiple tiers of sublicense) granted a sublicense under all or any portion of the license granted to Zogenix by Altus upon exercise of the Option.
1.46    “Successful Demonstration” shall mean meeting the pre-specified primary study end point(s) as agreed between the Parties (such end points to be in accordance with FDA guidance and guidelines, as applicable).

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1.47    “Term” shall have the meaning provided in Section 8.1.
1.48    “Territory” shall mean the United States of America, including all territories and protectorates thereof.
1.49    “Third Party” shall mean any entity other than the Parties and their respective Affiliates.
1.50    “Units” shall mean a single dose consisting of one pill or one tablet.
1.51    “Valid Claim” shall mean a claim: (a) with respect to a granted and unexpired patent in the Territory, that (i) has not been held permanently revoked, unenforceable or invalid by a decision of a court or other governmental entity of competent jurisdiction, which decision is unappealable or unappealed within the time allowed for appeal, and (ii) has not been abandoned, disclaimed, denied or admitted to be invalid or unenforceable through reissue or disclaimer or otherwise; or (b) with respect to a pending patent application, that was filed and is being prosecuted in good faith and has not been abandoned or finally disallowed without the possibility of appeal or re-filing of the application and has not been on file with the United States Patent and Trademark Office for more than [***] from the earlier of its date of filing or earliest claim of priority under 35 USC §119 or §120 and its successors in the Territory.
1.52    “Version(s)” shall mean controlled release pharmaceutical formulations containing the Active Ingredient as the sole active ingredient, in various Strengths, intended for [***] and that in addition display abuse deterrent properties designed to mitigate misuse and abuse of Active Ingredient, the Manufacture and/or Commercialization of which would, but for the license granted by Altus to Zogenix following exercise of the Option, infringe one or more Valid Claims of the Altus Patents.
1.53    “Work Plan” shall have the meaning provided in Section 3.1.
1.54    “Zogenix Regulatory Filings” shall have the meaning provided in Section 2.2 of Exhibit C: License Terms.
1.55    “Zohydro ER” shall mean the pharmaceutical product formulation for human use containing the Active Ingredient as its sole active ingredient which is known as Zohydro ER, as of the Effective Date, as more particularly described in NDA No. 202880 submitted to FDA by Zogenix on May 1, 2012.

2.	OPTION.
2.1    Access Fee. Within thirty (30) calendar days of the Effective Date, Zogenix shall pay Altus a non‑refundable, non‑creditable access fee of Seven Hundred Fifty Thousand Dollars ($750,000) (the “Access Fee”).

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2.2    Option Grant. Subject to the terms and conditions of this Agreement, Altus hereby grants to Zogenix the exclusive option, exercisable by Zogenix during the Option Period, to obtain an exclusive, royalty-bearing license, with the right to sublicense through multiple tiers of sublicense, under the Altus Technology and the Altus Product Technology to make, have made, import, use, offer for sale, sell and have sold Licensed Products in the Field in the Territory for the term of the License Agreement (the “Option”).
2.3    Exercise of Option. Zogenix may, in its sole discretion, exercise the Option by delivering written notice of such exercise to Altus at any time prior to expiration of the Option Period or the earlier termination of this Agreement. Upon exercise of the Option, Zogenix shall automatically, and without further action, have the license rights and obligations set forth in Exhibit C: License Terms, until such time as the Parties have negotiated and entered into the definitive License Agreement.
2.4    Retained Rights. Altus will at all times retain the exclusive and absolute right to practice the Altus Technology and the Altus Product Technology in the Territory, subject only to the Option during the Option Period; provided, however, that, during the Option Period, Altus shall not, and shall ensure that its Affiliates do not, [***]. For clarity, Altus will at all times retain the exclusive and absolute right to practice and license the Altus Technology and the Altus Product Technology for any and all uses outside of the Territory.
2.5    Effect of Expiration of Option. If the Option Period expires or this Agreement is terminated without Zogenix having exercised the Option in accordance with Section 2.3, then, effective as of such expiration or termination (as applicable), Zogenix shall cease to have any license, option or other right with respect to the Licensed Product; provided, however, that [***].
2.6    Commercial Scale Manufacturing. For a period starting ten (10) days following the Effective Date through the date which is [***] (“Manufacturing Discussion Period”), Zogenix will engage in good-faith discussions with [***] as [***] for any Commercial Scale Manufacturing. In addition, during the Manufacturing Discussion Period, Zogenix will not enter into any definitive agreement for Commercial Scale Manufacturing [***].
2.7    Sublicensed Intellectual Property. During the Option Period, the Parties shall [***].

3.	DEVELOPMENT; WORK PLANS; CONDUCT AND RESULTS OF DEVELOPMENT.
3.1    Development; Work Plans. During the Option Period, Altus agrees to perform Development for Zogenix from time to time. The Development to be performed by Altus shall be mutually agreed upon by the Parties and set forth in one or more work plans (each a "Work Plan"), a form of which is attached hereto as Exhibit A, with each

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Work Plan describing one or more Development Phases; provided that Altus may not unreasonably delay or withhold its approval of any Work Plan. Each Work Plan shall be signed by an authorized representative of each Party and attached hereto as an exhibit. Each Work Plan shall include detailed information concerning the Development to be undertaken, including a description of the specific services and related deliverables to be provided ("Scope of Work"), target completion dates for the deliverables ("Project Schedule"), a detailed budget ("Project Budget"), a schedule of payments related to the Project Schedule and the Project Budget ("Payment Schedule"), all set forth with respect to each Development Phase contained in the applicable Work Plan. The Project Schedule included in each Work Plan shall contain project timelines, milestones or target dates for completion of a project or a portion thereof (including each Development Phase), and all such schedules shall be reasonable for the Development to be provided. In all events, the Parties shall use their Commercially Reasonable Efforts to comply with the Project Schedule set forth in each Work Plan. If at any time either Party anticipates a delay in meeting the timelines for a given Work Plan as set forth in its Project Schedule, then the anticipating Party shall promptly notify the other Party in writing, specifying the reason for the delay and the anticipated effect upon the timelines, milestones or other deliverables in such Project Schedule.
3.2    Changes to Work Plans. Any change in the details of a Work Plan or the assumptions upon which the Work Plan is based may require changes in the Project Budget, Payment Schedule or Project Schedule. Every such material change (e.g., a change which involves a change of [***] shall require a written amendment to the Work Plan (a "Work Plan Amendment"). Each Work Plan Amendment shall detail the requested changes to the applicable task, responsibility, duty, budget, timeline or other matter. The Work Plan Amendment will become effective upon the execution of the Work Plan Amendment by both Parties, and if applicable, will specify the period of time within which the Parties will use Commercially Reasonable Efforts to implement the changes. Both Parties agree to act in good faith and promptly when considering a Work Plan Amendment requested by the other Party but neither Party is obligated to execute a Work Plan Amendment. No Work Plan Amendment shall become effective unless and until it is signed by both Parties. Any such changes that result in additional Development Fees or other charges shall be reflected in the Work Plan Amendment to the affected Work Plan, Project Budget or Payment Schedule.
3.3    Standard of Conduct. The Parties shall conduct the Development in compliance with the terms and conditions of this Agreement and the relevant Work Plan, and all applicable laws, rules and regulations (including the Federal Food, Drug, and Cosmetic Act and the regulations promulgated pursuant thereto) and in accordance with high professional standards, consistent with GXP (as applicable) and with the standard of care customary in the contract development and manufacture industry. The personnel assigned to perform Development shall be qualified and professionally capable of performing the Development tasks, shall be adequate to effectively perform the

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Development on the schedule set forth in the Project Schedule and shall devote such time as is necessary to perform the Development on such schedule.
3.4    Altus Cooperation. Altus shall cooperate in good faith with Zogenix’s due diligence investigation and reasonable requests for information regarding Versions, the Licensed Product, Altus Technology and Altus Product Technology.
3.5    Supply of Active Ingredient and Other Material.
(a)    Altus, on Zogenix’s behalf, shall purchase all Active Ingredient (including all analytical reference standards) and excipients required for Development, subject to the prior written approval of Zogenix. Altus shall invoice Zogenix for the requested amount of such Active Ingredient, at the [***] (collectively, the “Active Ingredient Cost”). Zogenix shall pay Altus for the Active Ingredient Costs [***] Altus’ placing of definitive orders for the Active Ingredient. Altus shall provide Zogenix with a copy of the Third Party supplier’s corresponding invoice to Altus.
(b)    [***]
(c)    [***]
(d)    [***]
3.6    Development Fees. Zogenix agrees to pay Altus for Development rendered pursuant to the Project Budget and Payment Schedules included in each Work Plan (the “Development Fees”). All Development Fees billed to Zogenix by Altus must be accompanied by appropriate documentary evidence, such as receipts or other documentation reasonably acceptable to Zogenix. Zogenix shall deliver undisputed payments to Altus within [***] after receipt of a written invoice and required supporting documentation as applicable.
3.7    Use and Transfer of Active Ingredient Purchased on Behalf of Zogenix. Altus shall use the Active Ingredient purchased on behalf of Zogenix (“Purchased Active Ingredient”) solely for conducting Development under this Agreement and for no other purpose, including any commercial purpose, or any research other than Development. Altus shall not sell, transfer, disclose or otherwise provide access to the Purchased Active Ingredient, or any material resulting from the use of the Purchased Active Ingredient, to any person or entity, except that Altus may allow access to the Purchased Active Ingredient to those employees, officers and consultants of Altus who require such access in order to conduct the Development and solely for purposes consistent with this Agreement; provided that each such employee, officer or consultant is bound by agreement to retain and use the Purchased Active Ingredient in a manner that is consistent with the terms of this Agreement. Altus will use the Purchased Active Ingredient in compliance with all applicable laws, rules and regulations, including laws, rules and regulations relating to the research, testing, production, storage, transportation, export,

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packaging, labeling or other authorized use of the Purchased Active Ingredient. When the Development is completed, or upon the earlier termination of this Agreement, Altus shall return any remaining Purchased Active Ingredient to Zogenix, or otherwise dispose of the Purchased Active Ingredient as instructed by Zogenix at Zogenix’s expense. For clarity, nothing in this Agreement shall prevent or limit Altus from purchasing, on its own behalf or on behalf of Third Parties, the Active Ingredient for purposes other than those contemplated by this Agreement.
3.8    Development Results. Each Party shall keep complete and accurate records of the results of the Development performed by such Party under this Agreement including under any Work Plan (“Development Results”) and of all Inventions. Each Party shall promptly and fully disclose to the other Party in writing all Development Results and Inventions. Without limiting the generality of the foregoing, a Party shall deliver to the other Party a written report of the Development Results associated with each Development Phase for which it is responsible in a form to be mutually agreed by the Parties within [***] after the completion of such Development Phase or such longer period of time as is mutually agreed by the Parties. In addition, each Party shall make available to the other Party relevant records, programs and data as may reasonably be requested by such other Party in connection with the exercise of the rights of such Party under this Agreement or the License Agreement.
3.9    Ownership and Access to Development Results and Product Data.
(a)    As between the Parties, [***] all Development Results and such Development Results shall be the Confidential Information [***], subject to the limitations on use and disclosure set forth in Section 7.
(b)    [***], subject to the limitations on use and disclosure set forth in Section 7 and to the extent that [***].
(c)    Altus, at its sole discretion, will be [***]; provided that Altus [***] a [***], subject to a [***].
(d)    [***] shall not use [***] for any purpose except as otherwise permitted under this Agreement or the License Agreement.
3.10    Governance. Within thirty (30) days of the Effective Date, a Joint Development Committee ("JDC") will be formed with three (3) representatives from each Party. At the JDC, the Parties will consult about Manufacturing, research, Development and Commercialization issues and measure progress against the Work Plans. Meetings will be on a periodic basis, as agreed by the Parties. For clarity, the JDC shall have no decision-making authority.
3.11    Zogenix Diligence Standard. Zogenix will use Commercially Reasonable Efforts to [***].

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3.12    Development of Additional Strengths. [***] Altus shall, at Zogenix’s request, Develop additional Strengths at Zogenix’s expense; Development Fees for such additional Strengths shall be substantially similar to those agreed with Zogenix for Initial Strengths as set forth in the applicable Work Plan(s). For clarity, Zogenix shall not be required to pay an additional “access fee” or “development milestones” in connection with such Development of additional Strengths.

4.	DEVELOPMENT FINANCIAL MILESTONES.
4.1    Development Milestones. Upon the first achievement of each of the milestones below, Zogenix shall pay to Altus the corresponding non‑refundable, non‑creditable Development milestone payments set forth below:

Milestone	Milestone Payment
[***]	[***]
[***]	[***]
[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

The payments of the amounts set forth opposite each Development milestone in this Section 4.1 shall be payable within [***] after achievement of the applicable milestone.

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Each of the milestone payments set forth above shall be payable [***]. Development milestone 5 above [***] shall be paid, even if [***], if Zogenix has [***].
4.2    Manner and Place of Payment. All payment amounts specified in this Agreement are stated, and all payments hereunder shall be payable, in U.S. dollars. All payments owed under this Agreement shall be made by wire transfer to a bank and account designated in writing by Altus, unless otherwise specified in writing by Altus.

5.	INTELLECTUAL PROPERTY.
5.1    Inventorship. Inventorship of any Invention shall be determined in accordance with U.S. patent laws.
5.2    Ownership.
(a)    Altus Technology and Altus Product Technology. Zogenix acknowledges that Altus is and shall at all times remain the sole and exclusive owner or licensee of the Altus Technology and Altus Product Technology.
(b)    Altus-Assigned Inventions. As between the Parties, all Inventions, regardless of inventorship, that are directed or exclusively related to Altus Technology or Altus Product Technology including any such use directed or exclusively related to Altus Technology or Altus Product Technology and any improvements thereof (collectively, “Altus-Assigned Inventions”), shall be owned solely by Altus. Zogenix hereby assigns to Altus all of its right, title and interest in and to all Altus-Assigned Inventions, together with all Patent and other intellectual property rights therein (it being understood that Altus-Assigned Inventions and Patents claiming Altus-Assigned Inventions would be included in the Altus Technology and Altus Product Technology licensed to Zogenix upon exercise of the Option). Zogenix agrees promptly to disclose each Altus-Assigned Invention to Altus in writing and to execute such documents and perform such other acts as Altus may reasonably request to obtain, perfect and enforce such rights to the Altus-Assigned Inventions and the assignment thereof.
(c)    Other Inventions. With the exception of Altus-Assigned Inventions, all Inventions [***] shall be owned solely by [***], and all Inventions made [***], shall be owned [***] (“Joint Invention(s)”).
5.3    Patent Prosecution and Maintenance. During the Option Period, Altus shall have the sole right, but not the obligation, to control and manage the preparation, filing, prosecution and maintenance of all Altus Patents in the Territory, by counsel of its own choice; provided, however, that Altus shall not file any Altus Patent in the Territory (or amend any Altus Patent filed before the effective date of this Agreement) which includes, incorporates or is based upon any Development Results without the prior written consent of Zogenix, such consent not to be unreasonably withheld, conditioned or delayed. The costs and expense associated with the preparation, filing, prosecution and

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maintenance of all Altus Product Patents in the Territory (including the costs associated with counsel) shall be paid by [***] the costs and expense associated with the preparation, filing, prosecution and maintenance of all Altus Technology Patents in the Territory (including the costs associated with counsel) shall be paid by [***]. Altus will, to the maximum extent practicable, strive to separate any claims within Patents that claim Inventions into separate Patents consisting of claims that claim solely Inventions covering, and exclusively related to the Licensed Product or claims that claim Inventions relevant to, but not exclusively related to, the Licensed Product. Altus shall consult with Zogenix as to the preparation, filing, prosecution and maintenance of Altus Patents in the Territory reasonably prior to any deadline or action with the U.S. Patent & Trademark Office, and shall furnish to Zogenix copies of all relevant documents reasonably in advance of such consultation. In the event that Altus desires not to prepare and file any Altus Patent in the Territory or to abandon or decline responsibility for any Altus Patent in the Territory, Altus shall provide reasonable prior written notice to Zogenix of such intention (which notice shall, in any event, be given no later than [***] prior to the next deadline for any action that may be taken with respect to such Altus Patent with the U.S. Patent & Trademark Office), and Zogenix shall have the right in the Territory, at its sole expense, in consultation with Altus, to prepare, file, prosecute, and maintain such Altus Patent. For purposes of this Section 5.3, a Party’s right to prosecute and maintain a Patent shall be deemed to include the right to control any inter parties review, derivation, interference, supplemental examination, post-grant review, reexamination, reissue or opposition proceeding with respect to such Patent, and the right to seek patent term restorations, supplementary protection certificates and other forms of patent term extensions with respect to such Patent.
5.4    Cooperation. Each Party agrees to cooperate fully in the preparation, filing, prosecution and maintenance of Patents under this Article 5. Such cooperation includes: (a) executing all papers and instruments, or requiring its employees or contractors, to execute such papers and instruments, so as to effectuate the ownership of Inventions set forth in Section 5.2, and Patents claiming or disclosing such Inventions, and to enable the other Party to apply for and to prosecute patent applications in any country as permitted by Section 5.3; and (b) promptly informing the other Party of any matters coming to such Party’s attention that may affect the preparation, filing, prosecution or maintenance of any such Patent.
5.5    Infringement by Third Parties. In the event that either Altus or Zogenix becomes aware of any infringement or threatened infringement by a Third Party of any Altus Patent or Joint Patent, it shall promptly notify the other Party in writing to that effect. During the Option Period, [***] shall have the sole right, but not the obligation, to bring and control any action or proceeding with respect to infringement of any Altus Patent or Joint Patent, at its own expense and by counsel of its choice.
5.6    Third Party Infringement Claims. Each Party shall promptly notify the other in writing of any allegation by a Third Party that the activity of either of the Parties

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pursuant to this Agreement infringes or may infringe the intellectual property rights of such Third Party. [***] shall have the sole right to control any defense of any such claim involving alleged infringement of Third Party rights by Altus’s activities at its own expense and by counsel of its own choice. Zogenix shall have the sole right to control any defense of any such claim involving alleged infringement of Third Party rights by Zogenix’s activities at its own expense and by counsel of its own choice. Neither Party shall have the right to settle any patent infringement litigation under this Section 5.6 in a manner that diminishes the rights or interests of the other Party without the prior written consent of such other Party (which shall not be unreasonably withheld).
5.7    Joint Inventions. With respect to the decision to initiate the drafting and filing of a new patent application claiming a Joint Invention, the Parties shall first exchange sufficient information identifying such Joint Invention and discuss in good faith the relative merits of seeking patent rights thereto and, upon the prior mutual agreement of the Parties to proceed, not unreasonably withheld, Zogenix shall take such actions as are necessary or appropriate to procure, prosecute and maintain patents and/or patent applications to such Joint Invention (“Joint Patents”) (including any issuance, reissuance or reexamination thereof and the defense of any interference, revocation or opposition proceedings related thereto) at Zogenix’s sole cost and expense.

6.	REPRESENTATIONS AND WARRANTIES; INSURANCE; LIMITATION OF LIABILITY.
6.1    Mutual Representations and Warranties As of Effective Date; Covenants. Each Party represents and warrants to the other Party that, as of the Effective Date: (a) it is duly organized and validly existing under the laws of its jurisdiction of incorporation or formation, and has full corporate or other power and authority to enter into this Agreement and to carry out the provisions hereof; (b) it is duly authorized to execute and deliver this Agreement and each Work Plan and to perform its obligations hereunder and thereunder, and the person or persons executing this Agreement on its behalf have been duly authorized to do so by all requisite corporate action; (c) the execution, delivery and performance of this Agreement and each Work Plan will not violate any organizational document governing such Party, any agreement to which such Party is a party, or any law or court or governmental order, holding or writ by which such Party is bound; and (d) this Agreement and each Work Plan is legally binding upon it, enforceable in accordance with its terms, and does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any material law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it. Each Party covenants to the other Party that such Party will not enter into any agreement that conflicts with this Agreement.
6.2    Altus Representations and Warranties As of Effective Date. Altus hereby represents and warrants to Zogenix that, as of the Effective Date: (a) Exhibit B attached hereto contains a true, complete and correct list of the existing Altus Patents;

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(b) Altus Controls the Patents listed in Exhibit B; (c) Altus has not granted to any Third Party any option, license or other right with respect to the Licensed Product in the Territory; (d) Altus is not a party to any legal action, suit or proceeding relating to the Altus Technology or Altus Product Technology nor is under any known threat to any legal action, suit, or proceeding; and (e) there is no litigation, regulatory investigation or proceeding, administrative hearing or any other similar proceeding pending or, to the best of its knowledge, threatened against Altus which could adversely affect Altus’ ability to perform the Development or grant the licenses in connection with the exercise of the Option by Zogenix.
6.3    Paladin Agreement.
(a)    Altus hereby represents and warrants to Zogenix, as of the Effective Date, that: (i) Altus has provided to Zogenix a true, complete and correct copy of the Paladin Agreement; (ii) the Paladin Agreement is the only agreement existing as of the Effective Date by which Altus has licensed from a Third Party any part of the Altus Technology or Altus Product Technology; (iii) Altus is not in breach of the Paladin Agreement and has not submitted to Paladin any notice (written or oral) to the effect that Paladin is in breach of the Paladin Agreement; (iv) Altus has not received from Paladin any notice (written or oral) to the effect that Altus is in breach of the Paladin Agreement; and (v) the Paladin Agreement is legal, valid, binding, enforceable and in full force and effect (except as enforcement may be affected by bankruptcy, insolvency or other similar laws and by general principles of equity).
(b)    Altus covenants that during the Term:
(i)    it shall fulfill and comply with all of its obligations under the Paladin Agreement, with which the failure to comply would result in the termination of such Paladin Agreement;
(ii)    it shall comply with the payment terms under the Paladin Agreement and shall provide to Zogenix written evidence of each payment it makes under the Paladin Agreement within [***] of such payment being made; and
(iii)    it shall not amend the Paladin Agreement in such a manner as could have a material and adverse effect on Zogenix or Zogenix’s rights under this Agreement or the License Agreement.
6.4    Insurance. Each Party shall carry and maintain in full force and effect while this Agreement is in effect reasonable insurance in view of its obligations hereunder, including product liability insurance with a policy limit of at least $[***] per occurrence and in the aggregate.
Each Party hereto shall name the other Party hereto as an "additional insured" on their respective product liability policies. Each Party upon request shall provide the other with

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evidence of such insurance. Each Party shall provide to the other thirty (30) calendar days' prior written notice of any proposed cancellation, termination, reduction or change in its coverage. Maintenance of such insurance coverage will not relieve a Party of any responsibility under this Agreement for damage in excess of insurance limits or otherwise.
6.5    Disclaimer. Except as expressly set forth in this Agreement, EACH PARTY EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, WRITTEN OR ORAL, INCLUDING THE WARRANTIES OF DESIGN, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, VALIDITY OF PATENTS, NON-INFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES, OR ARISING FROM A COURSE OF DEALING, USAGE OR TRADE PRACTICES.
6.6    Limitation of Liability. EXCEPT FOR LIABILITY FOR BREACH OF ARTICLE 7, AND WITHOUT LIMITING THE PARTIES’ OBLIGATIONS UNDER ARTICLE 9, NEITHER PARTY SHALL BE ENTITLED TO RECOVER FROM THE OTHER PARTY ANY SPECIAL, INDIRECT, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES (INCLUDING DAMAGES RESULTING FROM LOSS OF USE, LOSS OF PROFITS, INTERRUPTION OR LOSS OF BUSINESS OR OTHER ECONOMIC LOSS) ARISING OUT OF THIS AGREEMENT OR WITH RESPECT TO A PARTY’S PERFORMANCE OR NON-PERFORMANCE HEREUNDER.

7.	CONFIDENTIALITY.
7.1    Confidential Information. “Confidential Information” shall mean all scientific, regulatory, marketing, financial, and commercial information or data, whether communicated in written, oral, graphic, electronic or visual form, that is provided by one Party (the “Disclosing Party”) to the other Party (the “Receiving Party”) in connection with Development, this Agreement or the License Agreement; provided, however, that: (a) all Development Results (including Product Data) shall be deemed Confidential Information of Zogenix only, and Zogenix shall be deemed the Disclosing Party and Altus the Receiving Party with respect thereto; and (b)  all Altus-Assigned Inventions shall be deemed the Confidential Information of Altus only, and Altus shall be deemed the Disclosing Party and Zogenix the Receiving Party with respect thereto. Except as expressly set forth in this Agreement or the License Agreement or as otherwise agreed in writing by the Parties, the Receiving Party agrees that it will keep strictly confidential, in accordance with the terms and conditions of this Article 7, the Disclosing Party’s Confidential Information, shall use the Disclosing Party’s Confidential Information solely as expressly authorized by this Agreement or the License Agreement, and shall not disclose the Confidential Information to any Third Party without the prior written consent of the Disclosing Party. The Receiving Party shall use at least the same degree of care to protect the Disclosing Party’s Confidential Information as the Receiving Party would use to protect its own Confidential Information, but no less than reasonable care. Notwithstanding the foregoing, the Receiving Party may share the Disclosing Party’s Confidential Information with

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those of its officers, directors, employees, consultants and other representatives that have a need to know such information for the purposes expressly authorized by this Agreement or the License Agreement, have been advised by the Receiving Party of the Receiving Party’s obligations under this Article 7, and are contractually or legally bound by obligations of non‑disclosure and non‑use at least as stringent as those contained herein. The failure of any officer, director, employee, consultant or other representative of the Receiving Party to comply with the terms and conditions of this Agreement shall be considered a breach of this Agreement or the License Agreement, as applicable, by the Receiving Party.
7.2    Exceptions. Confidential Information of the Disclosing Party shall not include information that the Receiving Party can demonstrate by competent evidence: (a) was in the public domain at the time of disclosure by the Disclosing Party; (b) later became part of the public domain through no act or omission of the Receiving Party in breach of this Article 7; (c) is lawfully disclosed to the Receiving Party on a non‑confidential basis by a Third Party having the right to disclose it; or (d) was already known by the Receiving Party at the time of receiving such information from the Disclosing Party, as evidenced by its pre‑existing written records (provided that the exception set forth in this clause (d) shall not apply to Development Results or Altus-Assigned Inventions).
7.3    Authorized Disclosure. The Receiving Party may disclose Confidential Information as expressly permitted by this Article 7, or if and to the extent such disclosure is reasonably necessary in the following instances:
(a)    filing or prosecuting Patents as permitted by this Agreement or the License Agreement;
(b)    enforcing the Receiving Party’s rights under this Agreement or the License Agreement;
(c)    prosecuting or defending litigation as permitted by this Agreement or the License Agreement;
(d)    complying with applicable court orders or governmental regulations;
(e)    [***];
(f)    [***];
(g)    disclosure to the Receiving Party’s Affiliates, provided that Confidential Information so disclosed shall remain subject to this Article 7;
(h)    in the case of Zogenix, disclosure to Sublicensees and bona fide potential Sublicensees, to Third Parties in connection with due diligence or similar investigations by such Third Parties, and to potential Third Party investors in confidential

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financing documents, on the condition that each such Third Party agrees to be bound by confidentiality and non-use obligations that are no less stringent than the terms of this Agreement;
(i)    in the case of Altus, subject to Section 3.9(c), disclosure of Product Data to a licensee of Licensed Products outside of the Territory solely in connection with the exercise of such licensee’s rights or the performance of such licensee’s obligations under the applicable definitive license agreement, on the condition that each such licensee agrees to be bound by confidentiality and non-use obligations that are no less stringent than the terms of this Agreement;
(j)    in the case of Altus, solely for the purpose of demonstrating to Third Parties the benefits of the Altus Patents, disclosure to such Third Parties of the numerical values underlying abuse deterrent performance of the Altus Technology reflected in the Development Results, on the condition that each such Third Party agrees to be bound by confidentiality and non-use obligations that are no less stringent than the terms of this Agreement; provided that Altus does not disclose [***]; and
(k)    in the case of Altus prior to the submission by Zogenix of an NDA for Licensed Product in the Territory, disclosure to Third Parties of pharmacokinetic or in vivo data included within the Development Results, on the condition that each such Third Party agrees to be bound by confidentiality and non-use obligations that are no less stringent than the terms of this Agreement, and further subject to the consent of Zogenix.
Notwithstanding the foregoing, in the event the Receiving Party is required to make a disclosure of the Disclosing Party’s Confidential Information pursuant to Section 7.3(c) or Section 7.3(d), it shall, except where impracticable, give reasonable advance notice to the Disclosing Party of such disclosure and use efforts to secure confidential treatment of such information at least as diligent as the Receiving Party would use to protect its own confidential information, but in no event less than reasonable efforts. In any event, the Receiving Party agrees to take all reasonable action to avoid unauthorized disclosure and unauthorized use of Confidential Information.
7.4    Confidentiality of Agreement. Except as otherwise provided in this Article 7, each Party agrees not to disclose to any Third Party the terms or existence of this Agreement without the prior written consent of the other Party hereto, except that each Party may make such disclosure to the extent permitted under Section 7.3 and, after the initial announcement of this Agreement pursuant to Section 7.6, each Party may disclose the terms of this Agreement that have previously been made public as contemplated by Section 7.6. The Parties will consult with each other on the provisions of this Agreement to be redacted in any filings made by either Party with the Securities and Exchange Commission or as otherwise required by law.
7.5    Publications. During the Term and the term of the License Agreement, Altus will not submit any publications regarding the Licensed Product (including the

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Development Results) without the prior written consent of Zogenix. Any proposed publication by Zogenix regarding the Licensed Product in the Territory (including the Development Results) shall comply with this Section 7.5. At least [***] before a manuscript is to be submitted to a publisher, Zogenix will provide Altus with a copy of the manuscript. If Zogenix wishes to make an oral or visual presentation at any conference, it will provide Altus with a summary of such presentation, unless such disclosed information has previously been reviewed by Altus, at least [***] before such oral or visual presentation and, if an abstract is to be published, [***] before such abstract is to be submitted. Any oral or visual presentation, including any question period, shall not include any Confidential Information belonging to Altus unless Altus agrees in writing to such inclusion in advance of such oral presentation. Altus will review the manuscript, abstract, text or any other material provided to it to determine whether patentable subject matter or valuable trade secrets of Altus are disclosed and to assess the accuracy of the technical content therein. Altus will notify Zogenix within [***] of receipt of the proposed publication if Altus, in good faith, determines that patentable subject matter or valuable trade secrets of Altus are or may be disclosed, or if Altus, in good faith, believes Confidential Information of Altus is or may be disclosed. If it is determined by Altus that patent applications should be filed in advance of the proposed publication, Zogenix shall delay its publication or presentation for a period not to exceed [***] from Altus’ receipt of the proposed publication or presentation to allow time for the filing of patent applications covering patentable subject matter. If it is determined in good faith by Altus that Confidential Information of Altus is being disclosed, the Parties shall consult in good faith to arrive at an agreement on mutually acceptable modifications to the proposed publication or presentation to avoid such disclosure. Any publications (whether written or oral), where consistent with customary academic practice, shall acknowledge Altus as the developer and licensor of the Altus Technology and the Altus Product Technology.
7.6    Publicity. It is further acknowledged that each Party may desire or be required to issue one or more subsequent press releases relating to this Agreement or the License Agreement or activities hereunder or thereunder. The Parties agree to consult with each other reasonably and in good faith with respect to the text and timing of any such press release prior to the issuance thereof, provided that a Party may not unreasonably withhold consent to such releases, and that either Party may issue such press releases as it determines, based on advice of counsel, are reasonably necessary to comply with applicable law or with the requirements of any stock exchange on which securities issued by such Party or its Affiliates are traded. In the event of a required public announcement, to the extent practicable under the circumstances, the Party making such announcement shall use commercially reasonable efforts to provide the other Party with a copy of the proposed text of such announcement sufficiently in advance of the scheduled release to afford such other Party a reasonable opportunity to review and comment upon the proposed text.

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7.7    Injunctive Relief. The Receiving Party hereby acknowledges and agrees that in the event of any breach of this Article 7 by the Receiving Party, including the actual or threatened disclosure or unauthorized use of Confidential Information of the Disclosing Party without the prior written consent of the Disclosing Party, the Disclosing Party may suffer an irreparable injury such that no remedy at law may adequately protect or appropriately compensate the Disclosing Party for such injury. Accordingly, the Receiving Party agrees that the Disclosing Party shall have the right to seek enforcement of this Article 7 and any of its provisions by injunction, specific performance or other equitable relief, without bond and without prejudice to any other rights and remedies that the Disclosing Party may have for such breach.

8.	TERM; TERMINATION.
8.1    Term. The term of this Agreement (the “Term”) shall begin on the Effective Date and, unless earlier terminated in accordance with this Article 8, shall expire upon expiration of the Option Period.
8.2    Termination by Zogenix.
(l)    Zogenix may terminate this Agreement in its entirety at will at any time upon thirty (30) days’ written notice to Altus; provided such termination shall not in and of itself affect any then uncompleted Work Plan and associated payments due or pending.
(m)    Zogenix may terminate any Work Plan with or without cause immediately upon giving Altus written notice of such termination.
(n)    Zogenix may terminate this Agreement and any uncompleted Work Plans in their entirety if Altus materially breaches any provision of this Agreement and has not cured such breach within thirty (30) days after receipt of written notice from Zogenix specifying the nature of such breach.
8.3    Termination by Altus.
(a)    [Intentionally left blank]
(b)    Altus may terminate a Work Plan only if Zogenix materially breaches any obligation or representation or warranty thereunder and has not cured such breach within thirty (30) days after receipt of written notice from Altus specifying the nature of such breach.
(c)    Altus may terminate this Agreement effective immediately upon written notice to Zogenix, except to the extent that Altus’ right to terminate may be limited by Bankruptcy Rules (as defined below), in the event that Zogenix institutes any proceeding, takes any corporate action, or executes any agreement to authorize its participation in or the commencement of any proceeding seeking: (i) to adjudicate it bankrupt or insolvent; (ii) liquidation, dissolution,

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winding-up, reorganization, arrangement, protection, relief or composition of it or any of its property or debts or making a proposal with respect to it under any law relating to bankruptcy, insolvency, reorganization or compromise of debts or other similar laws (collectively, the “Bankruptcy Rules”); or (iii) appointment of a receiver, trustee, agent, custodian or other similar official for it or for any substantial part of its properties and assets; or
(d)    Altus may terminate this Agreement effective immediately upon written notice to Zogenix, except to the extent that Altus’ right to terminate may be limited by Bankruptcy Rules, in the event that a creditor privately commences any proceeding against Zogenix (except during any period up to a maximum of ninety (90) days during which such proceeding is being contested in good faith by appropriate proceedings by Zogenix) seeking: (i) to adjudicate it bankrupt or insolvent; (ii) liquidation, dissolution, winding-up, reorganization, arrangement, protection, relief or composition of it or any of its property or debts or making a proposal with respect to it under any Bankruptcy Rules; or (iii) appointment of a receiver, trustee, agent, custodian or other similar official for it or for any substantial part of its properties and assets.
8.4    Consequences of Expiration or Termination.
(a)    Expiration or Termination Prior to License Effective Time. Upon (i) expiration of this Agreement pursuant to Section 8.1, or (ii) any termination of this Agreement for any reason prior to the end of the Option Period, the Option shall terminate and be of no further force or effect. Within thirty (30) days after such expiration or termination (other than as a result of Zogenix’s exercise of the Option), Zogenix shall return to Altus all Confidential Information of Altus, all Altus Technology and all Altus Product Technology that is in Zogenix’s or its Affiliates’ possession, including any and all documentation and other tangible embodiments thereof, except that Zogenix may retain one archival copy of Altus’ Confidential Information solely for purposes of monitoring compliance with its obligations hereunder.
(b)    In the event of any termination of a Work Plan before completion, Zogenix agrees to pay Altus on a pro rata basis for all Development rendered pursuant to the unfinished Work Plan prior to such date of termination and any non-cancelable expenses incurred in connection with Altus’ performance of the remaining activities included in the then-ongoing Development Phase. For clarity, Zogenix shall not be responsible for any expenses associated with any Development Phase to be initiated after the effective date of termination of a Work Plan unless continued activity by Altus with respect to such Development Phase has been requested by Zogenix. As soon as reasonably practicable following receipt of a termination notice, Altus shall submit an itemized accounting of Development performed, expenses incurred pursuant to performance of the Development, non-cancelable expenses incurred by Altus relating to the remaining activities included in the then-ongoing Development Phase under the terminated Work Plan, and payments received by Altus from Zogenix in order to determine a balance to be paid by either Party to the other. Such undisputed balance shall be paid by the applicable Party within thirty (30) days of receipt of such an itemized accounting by Zogenix. Under no circumstances shall any Development milestone payment made by Zogenix pursuant to Section

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4.1 be refunded in whole or in part, or in any way used to offset or credit other amounts due hereunder.
(c)    As soon as practicable after receipt of any notice of termination of this Agreement or any Work Plan, the Parties shall cooperate in good faith to agree on a plan to expeditiously conclude activities with respect to such matter.
8.5    Surviving Obligations. Neither expiration nor termination of this Agreement shall relieve either Party of any obligation accruing prior to such expiration or termination. In addition, in the event of expiration or termination of this Agreement without the exercise by Zogenix of the Option, Sections 2.4, 2.5, 3.7, 3.8, 3.9, 6.4, 6.5, 8.4 and this Section 8.5 and Articles 1 (to the extent necessary to interpret any other surviving provisions), 5, 7, 9 and 10 shall survive any such expiration or termination of this Agreement. In the event of expiration or termination of this Agreement in connection with the exercise of the Option by Zogenix, Sections 3.7, 3.8, 3.9, 3.11, 3.12, 5.1, 5.2, 6.4, 6.5 and Articles 1 (to the extent necessary to interpret any other surviving provisions or the License Agreement), 4, 7, 9 and 10.

9.	INDEMNIFICATION.
9.1    Indemnification by Zogenix. Zogenix hereby agrees to save, defend, indemnify and hold harmless Altus, its Affiliates and their respective officers, directors, employees, consultants and agents (the “Altus Indemnitees”) from and against any and all losses, damages, liabilities, expenses and costs, including reasonable legal expense and attorneys’ fees (“Losses”), to which any Altus Indemnitee may become subject as a result of any claim, demand, action or other proceeding by any Third Party to the extent such Losses arise directly or indirectly out of (a) the gross negligence or willful misconduct of any Zogenix Indemnitee (defined below), or (b) the breach by Zogenix of any warranty, representation, covenant or agreement made by it in this Agreement; except, in each case, to the extent such Losses result from the gross negligence or willful misconduct of any Altus Indemnitee or the breach by Altus of any warranty, representation, covenant or agreement made by it in this Agreement.
9.2    Indemnification by Altus. Altus hereby agrees to save, defend, indemnify and hold harmless Zogenix, its Affiliates and their respective officers, directors, employees, consultants and agents (the “Zogenix Indemnitees”) from and against any and all Losses to which any Zogenix Indemnitee may become subject as a result of any claim, demand, action or other proceeding by any Third Party to the extent such Losses arise directly or indirectly out of (a)  the gross negligence or willful misconduct of any Altus Indemnitee, (b) the breach by Altus of any warranty, representation, covenant or agreement made by Altus in this Agreement or (c) the development, manufacture, use, handling, storage, sale, distribution or other disposition of Licensed Product outside the Territory, or within the Territory but outside the Field; in each case, except to the extent such Losses result from the gross negligence or willful misconduct of any Zogenix Indemnitee or the breach by Zogenix of any warranty, representation, covenant or agreement made by Zogenix in this Agreement.
9.3    Control of Defense. In the event a Party seeks indemnification under Section 9.1 or 9.2, it shall inform the other Party (the “Indemnifying Party”) of a claim as soon as reasonably

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practicable after such Party (the “Indemnified Party”) receives notice of the claim (it being understood and agreed, however, that the failure by an Indemnified Party to give notice of a claim as provided in this Section 9.3 shall not relieve the Indemnifying Party of its indemnification obligation under this Agreement except and only to the extent that such Indemnifying Party is actually damaged as a result of such failure to give notice), shall permit the Indemnifying Party to assume direction and control of the defense of the claim (including the right to settle the claim solely for monetary consideration), and shall cooperate as requested (at the expense of the Indemnifying Party) in the defense of the claim. The Indemnified Party shall not agree to any settlement of such action, suit, proceeding or claim without the prior written consent of the Indemnifying Party. The Indemnifying Party shall not agree to any settlement of such action, suit, proceeding or claim or consent to any judgment in respect thereof that does not include a complete and unconditional release of the Indemnified Party from all liability with respect thereto, that imposes any liability or obligation on the Indemnified Party or that acknowledges fault by the Indemnified Party; in each case, without the prior written consent of the Indemnified Party.

10.	MISCELLANEOUS.
10.1    No Implied License. No right or license under any Patents or Information of either Party is granted or shall be granted by implication. All such rights or licenses are or shall be granted only as expressly provided in this Agreement or the License Agreement.
10.2    Dispute Resolutions. Upon the written request of either Party to the other Party, any claim, dispute, or controversy as to the breach, enforcement, interpretation or validity of this Agreement (a “Dispute”) will be referred to the designated executive officers of the Parties, which initially shall be the President of Zogenix for Zogenix and the Chief Executive Officer of Altus for Altus (“Executive Officers”) for attempted resolution. In the event the Executive Officers are unable to resolve such Dispute within 30 days after the initial written request, then either Party shall have the right to pursue all rights and remedies available to it under applicable law, including bringing an action in any court of competent jurisdiction.
10.3    Governing Law. This Agreement shall be governed by and interpreted in accordance with the substantive laws of the State of New York, U.S.A., without regard to its or any other jurisdiction’s choice of law rules.
10.4    Entire Agreement; Modification. This Agreement (including the Exhibits hereto) is both a final expression of the Parties’ agreement and a complete and exclusive statement with respect to all of its terms. This Agreement supersedes all prior and contemporaneous agreements and communications, whether oral, written or otherwise, concerning any and all matters contained herein, including the Mutual Confidential Disclosure Agreement between the Parties [***]. This Agreement may only be modified or supplemented in a writing expressly stated for such purpose and signed by the Parties to this Agreement.

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10.5    Relationship between the Parties. The Parties’ relationship, as established by this Agreement, is solely that of independent contractors. This Agreement does not create any partnership, joint venture or similar business relationship between the Parties. Neither Party is a legal representative of the other Party and neither Party can assume or create any obligation, representation, warranty or guarantee, express or implied, on behalf of the other Party for any purpose whatsoever.
10.6    Non-Waiver. The failure of a Party to insist upon strict performance of any provision of this Agreement or to exercise any right arising out of this Agreement shall neither impair that provision or right nor constitute a waiver of that provision or right, in whole or in part, in that instance or in any other instance. Any waiver by a Party of a particular provision or right shall be in writing, shall be as to a particular matter and, if applicable, for a particular period of time and shall be signed by such Party.
10.7    Assignment. Except as expressly provided hereunder, neither this Agreement nor any rights or obligations hereunder may be assigned or otherwise transferred by either Party without the prior written consent of the other Party (which consent shall not be unreasonably withheld); provided, however, that either Party may assign this Agreement and its rights and obligations hereunder without the other Party’s consent:
(a)    in connection with the transfer or sale to a Third Party of all or substantially all of the business of such Party to which this Agreement relates, whether by merger, sale of stock, sale of assets or otherwise; provided, however, that in the event of such a transaction (whether this Agreement is actually assigned or is assumed by the acquiring party by operation of law), intellectual property rights of the acquiring party to such transaction (if other than one of the Parties to this Agreement) shall not be included in the technology licensed hereunder or otherwise subject to this Agreement; or
(b)    to an Affiliate, provided that the assigning party shall remain liable and responsible to the non‑assigning party hereto for the performance and observance of all such duties and obligations by such Affiliate.
The rights and obligations of the Parties under this Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the Parties, and the name of a Party appearing herein will be deemed to include the name of such Party’s successors and permitted assigns to the extent necessary to carry out the intent of this section. Any assignment not in accordance with this Agreement shall be void.
10.8    No Third Party Beneficiaries. This Agreement is neither expressly nor impliedly made for the benefit of any party other than those executing it.
10.9    Severability. If, for any reason, any part of this Agreement is adjudicated invalid, unenforceable or illegal by a court of competent jurisdiction, then such adjudication shall not,

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to the extent feasible, affect or impair, in whole or in part, the validity, enforceability or legality of any remaining portions of this Agreement. All remaining portions shall remain in full force and effect as if the original Agreement had been executed without the invalidated, unenforceable or illegal part.
10.10    Notices. Any notice to be given under this Agreement must be in writing and delivered either in person, or by overnight courier, to the Party to be notified at its address(es) given below, or at any address such Party has previously designated by prior written notice to the other. Notice shall be deemed sufficiently given for all purposes upon the earliest of: (a) the date of actual receipt; or (b) if delivered by overnight courier, the second business day on which the overnight courier regularly makes deliveries.
If to Zogenix, notices must be addressed to:

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Zogenix, Inc.
12400 High Bluff Drive, Suite 650
San Diego, CA 92130
Attention: Chief Financial Officer

With a required copy to (which shall not constitute notice):
Latham & Watkins, LLP
12636 High Bluff Dr., Suite 400
San Diego, CA 92130
Attention: Faye H. Russell

If to Altus, notices must be addressed to:
Altus Formulations Inc.
17800 Rue Lapointe
Mirabel
Quebec J7J 1P3
Canada
Attention: Chief Executive Officer

With a required copy to (which shall not constitute notice):
Delegatus Legal Services Inc.
438 McGill St., Suite 400
Montreal, Quebec
Canada H2Y 2G1
Attention: Keith Flavell

10.11    Force Majeure. Except for the obligation to make payment when due, each Party shall be excused from liability for the failure or delay in performance of any obligation under this Agreement by reason of any event beyond such Party’s reasonable control, including acts of nature, fire, flood, explosion, earthquake, or other natural forces, war, civil unrest, acts of terrorism, accident, destruction or other casualty, any lack or failure of transportation facilities, any lack or failure of supply of raw materials, any strike or labor disturbance, or any other event similar to those enumerated above. Such excuse from liability shall be effective only to the extent and duration of the event(s) causing the failure or delay in performance and provided that the Party has not caused such event(s) to occur. Notice of a Party’s failure or delay in performance due to force majeure must be given to the other Party within [***] after its occurrence. All delivery dates under this Agreement that have been affected by force majeure shall be tolled for the duration of such force majeure.

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10.12    Interpretation. The headings of clauses contained in this Agreement preceding the text of the sections, subsections and paragraphs hereof are inserted solely for convenience and ease of reference only and shall not constitute any part of this Agreement, or have any effect on its interpretation or construction. All references in this Agreement to the singular shall include the plural where applicable. Unless otherwise specified, references in this Agreement to any section shall include all subsections and paragraphs in such section and references in this Agreement to any subsection shall include all paragraphs in such subsection. All references to days in this Agreement shall mean calendar days, unless otherwise specified. Ambiguities and uncertainties in this Agreement, if any, shall not be interpreted against either Party, irrespective of which Party may be deemed to have caused the ambiguity or uncertainty to exist. This Agreement has been prepared in the English language and the English language shall control its interpretation. In addition, all notices required or permitted to be given hereunder, and all written, electronic, oral or other communications between the Parties regarding this Agreement shall be in the English language. The term “including” or “includes” means “including without limitation” or “includes without limitation.”
10.13    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original document, and all of which, together with this writing, shall be deemed one instrument. This Agreement may be executed by facsimile or PDF signatures, which signatures shall have the same force and effect as original signatures.
[Signature page follows]

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IN WITNESS WHEREOF, the Parties have duly executed this Development and Option Agreement as of the Effective Date.

Zogenix, Inc.	Altus Formulation Inc.
By: /s/ Roger L. Hawley Name: Roger L. Hwley Title: Chief Executive Officer	By: /s/ Damon Smith Name: Damon Smith Title: President and CEO

Exhibit A
FORM OF WORK PLAN

SD\1381336.1

WORK PLAN

Development of Multiple Versions
of the Licensed Product

Confidential

SD\1381336.1

[***]

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Exhibit B
ALTUS PATENTS

Country	Filing Date	Serial No	Patent No. (Publ. No.)	Issue Date (Pub Date)	Title	Status
Altus Technology Patents
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]			[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]			[***]	[***]

B-1
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Exhibit C
LICENSE TERMS
Upon exercise of the Option by Zogenix (if ever), the following terms and conditions automatically shall apply until superseded by a definitive License Agreement:
Unless otherwise indicated in the License Agreement, all capitalized terms have the meaning set forth in the Development and Option Agreement, dated November 1, 2013, between Altus and Zogenix (the “D&O Agreement”).

1.	License.
1.1    License Grant. Subject to the terms and conditions of this Exhibit C: License Terms, Altus hereby grants to Zogenix an exclusive, royalty-bearing license, with the right to sublicense through multiple tiers of sublicense, under Altus Technology and Altus Product Technology solely to make, have made, use, sell, have sold, offer for sale and import Licensed Products in the Field in the Territory.
1.2    Sublicensing. Zogenix may sublicense rights granted to it hereunder at any time at its sole discretion and without the prior written consent of Altus provided that Zogenix informs Altus in writing promptly regarding the nature of the transaction after such a transaction has taken place. Any and all sublicenses of the license granted to Zogenix under Section 1.1 shall be in writing and shall be subject to, and consistent with, the terms and conditions of this Exhibit C: License Terms. Zogenix shall be fully responsible for the compliance of its Affiliates and Sublicensees with the terms and conditions of this Exhibit C: License Terms.
1.3    Negative Covenants. During the term of this License Agreement:
(a)    Zogenix shall not practice, and shall not permit or cause any Zogenix Affiliate, Sublicensee or other Third Party to practice, any Altus Product Technology or Altus Technology for any purpose outside the express scope of the license granted under Section 1.1; and
(b)    Altus shall not, and shall ensure that its Affiliates do not, license, develop, Manufacture, market, use, supply, distribute, offer for sale or sell any abuse deterrent controlled-release pharmaceutical formulations containing the Active Ingredient as the sole active ingredient for use in the Territory, other than as contemplated by this License Agreement.
1.4    Retained Rights. Subject to Section 1.3(b) of this Exhibit C: License Terms, Altus will at all times retain the sole and exclusive right to practice and license the Altus Technology and the Altus Product Technology for any and all uses, including to make, have made, use, sell, have sold, offer for sale and import Licensed Products outside of the Territory.

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1.5    Bankruptcy Code. All rights and licenses granted under or pursuant to this License Agreement are, and shall otherwise be deemed to be, for purposes of Section 365(n) of Title 11 of the United States Code and other similar laws in any jurisdiction outside the U.S. (collectively, the "Bankruptcy Laws"), licenses of rights to be "intellectual property" as defined under the Bankruptcy Laws. If a case is commenced during the term of this License Agreement by or against a Party under the Bankruptcy Laws then, unless and until this License Agreement is rejected as provided in such Bankruptcy Laws, such Party (in any capacity, including debtor-in-possession) and its successors and assigns (including a trustee) shall perform all of the obligations provided in this License Agreement to be performed by such Party. If a case is commenced during the term of this License Agreement by or against a Party under the Bankruptcy Laws, this License Agreement is rejected as provided in the Bankruptcy Laws and the other Party elects to retain its rights hereunder as provided in the Bankruptcy Laws, then the Party subject to such case under the Bankruptcy Laws (in any capacity, including debtor-in-possession) and its successors and assigns (including a Title 11 trustee), shall provide to the other Party copies of all Information necessary for such other Party to prosecute, maintain and enjoy its rights under the terms of this License Agreement promptly upon such other Party's written request therefore. All rights, powers and remedies of the non-bankrupt Party as provided herein are in addition to and not in substitution for any and all other rights, powers and remedies now or hereafter existing at law or in equity (including the Bankruptcy Laws) in the event of the commencement of a case by or against a Party under the Bankruptcy Laws.

2.	DEVELOPMENT AND COMMERCIALIZATION OF PRODUCTS.
2.1    Development. Zogenix shall use Commercially Reasonable Efforts (a) to conduct such development activities as are necessary to support the filing of an NDA, and (b) to obtain and maintain regulatory or marketing approval the Licensed Product in the Field in the Territory. Zogenix shall be solely responsible for Development expenses in the Field in the Territory, including the full costs of any Clinical Trials or other human clinical or pharmacokinetic studies required for the Licensed Product in the Field in the Territory.
2.2    Regulatory. Except with respect to the Altus DMF(s), if any, Zogenix (or its Affiliate or Sublicensee, as applicable) shall own and have the sole responsibility, at its sole expense, for all regulatory filings, submissions and approvals, including INDs and NDAs, for the Licensed Product in the Field in the Territory (collectively, “Zogenix Regulatory Filings”). Zogenix will use Commercially Reasonable Efforts to [***] and will use Commercially Reasonable Efforts to obtain Regulatory Approval of Licensed Product in a timely manner. Altus shall provide such assistance and information as is reasonably requested by Zogenix in connection with any Zogenix Regulatory Filings. Altus will be compensated at a fixed hourly rate of $[***] for such assistance.
2.3    Altus DMF(s). Zogenix shall have the right to reference any Altus DMFs applicable to the Licensed Product (which Altus shall maintain at its sole expense).
2.11    Manufacture and Supply; Technology Transfer.

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(a)    Zogenix shall be responsible for all aspects of Manufacturing for Commercial use in the Field in the Territory. Altus may perform certain aspects of Manufacturing for clinical use in the Field in the Territory as set forth in one or more Work Plan(s).
(b)    As soon as reasonably practicable following exercise of the Option, Altus shall diligently execute on the transfer of the analytical methods and Pilot Scale Manufacturing processes for the Licensed Product to a CDMO designated by Zogenix for purposes of Commercialization. In connection with the transfer of such methods and processes, Altus shall disclose to Zogenix or to its CDMO (to the extent not previously disclosed) all Altus Know-How available in written or other recorded form, including: (a) the final reports of all in vitro and in vivo studies of Licensed Product conducted by or on behalf of Altus or Zogenix; and (b) Altus Know-How related to the Manufacture of Licensed Product, including Manufacturing processes, scale-up information, analytical methods, and specifications.
2.5    Commercialization. Zogenix shall be solely responsible for Commercialization in the Field, at Zogenix’s sole expense. Following receipt of Regulatory Approval (and in any event [***]), Zogenix shall use Commercially Reasonable Efforts to effect the First Commercial Sale, at Zogenix’s sole expense. For clarity, commercially reasonable delays include if the CDMO is not able to deliver sufficient quantities of Licensed Product to meet Zogenix’s forecasts or quota of the Active Ingredient is not available to meet Zogenix’s forecasts.
2.6    Pharmacovigilance; Recalls. Zogenix will be responsible in the Territory, at its sole expense, for the ‘quality’ of the Licensed Product, all necessary monitoring of the Licensed Product in the Territory following receipt of Regulatory Approval, the setting up and maintenance of pharmacovigilance and medical information systems for the Licensed Product in the Territory. Altus shall ensure that its licensees of the Licensed Product outside the Territory, if any, are similarly obligated to report safety data to Zogenix. Zogenix shall have the right and responsibility to control any product recall, field correction or withdrawal of the Licensed Product in the Territory, whether required by FDA or deemed appropriate by Zogenix, at its sole expense.
2.7    Product Trademarks. Zogenix shall have the sole right, at its sole expense, to select the Licensed Product names and all trademarks used in connection with Commercialization (the “Product Trademarks”) and shall own all such Product Trademarks.
2.8    Alliance Managers. Upon the exercise of the Option by Zogenix, each Party will appoint (and notify the other Party of the identity of) a senior representative having a general understanding of pharmaceutical Development and Commercialization issues to act as its alliance manager (each, an "Alliance Manager"). The Alliance Managers will serve as the contact point between the Parties for the purpose of providing Altus with information on the

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progress of Zogenix’ Development and Commercialization of the Licensed Product and will be primarily responsible for facilitating the flow of information and otherwise promoting communication, coordination and collaboration between the Parties. Each Party may replace its Alliance Manager on written notice to the other Party.

3.	FINANCIAL TERMS OF LICENSE.
3.1    Milestones. Upon the first achievement of each of the milestones below, Zogenix shall pay to Altus the corresponding non‑refundable, non‑creditable milestone payment set forth below:

Milestone	Milestone Payment
1. [***] .	[***]
2. [***] .	[***]
3.    Net Sales: When Net Sales for the first time, equal or exceed [***] by the following amounts in [***] (individually, a “Net Sales Milestone” and collectively, the “Net Sales Milestones”), subject to Section 3.4 below .

Net Sales Above [***] of:
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

The milestone payments above shall be payable [***] after achievement of the applicable milestone. Each of the milestone payments set forth above shall be payable only once, regardless of the Versions included in the Licensed Product.
3.2    Royalties. Zogenix shall pay royalties to Altus on Net Sales equal to the following royalty rates (the “Net Sales Royalties”):
(c)    From the First Commercial Sale, through [***], [***] and
(b)     [***]
provided, however, should for any reason the Altus Patents cease to contain one or more Valid Claims that would be infringed by the Manufacture or Commercialization of the Licensed Product in the Territory, then at that time the royalty rate shall be [***]

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3.3    Altus Responsibility for Third Party Payments. Notwithstanding the provisions of this License Agreement, during the term of this License Agreement, Altus shall remain responsible for the payment of royalty, milestone and other payment obligations, if any, due to Third Parties under any Altus Technology or Altus Product Technology which have been licensed to Altus and are sublicensed to Zogenix under this License Agreement, including any such payments due pursuant to the Paladin Agreement. All such payments shall be made by Altus in accordance with the terms of the applicable license agreement.
3.4    [***] Due to Altus. Notwithstanding Sections 3.1 and 3.2 during the [***], Altus shall earn [***]. In the event that Net Sales Royalties and Net Sales Milestones payable in aggregate by Zogenix to Altus for the [***] total in aggregate [***], Zogenix shall [***]. If Net Sales Royalties and Net Sales Milestones payable in aggregate by Zogenix to Altus for the [***] total in aggregate [***], then Zogenix shall [***]. For clarity, the [***] milestones shall [***] in the calculation of the minimum and maximum payments due to Altus under this Section 3.4.

4.	PAYMENTS; REPORTS; AUDITS.
4.1    Payment; Reports. Royalties under Section 3.2 shall be calculated and reported for each calendar quarter and shall be paid within [***] after the end of the calendar quarter. Each royalty payment shall be accompanied by a report of Net Sales of Licensed Product by Zogenix, its Affiliates and their respective Sublicensees in sufficient detail to permit confirmation of the accuracy of the payment made, including gross sales and Net Sales and the royalty payable.
4.2    Manner and Place of Payment. All payment amounts specified in this License Agreement are stated, and all payments hereunder shall be payable, in U.S. dollars. All payments owed under this License Agreement shall be made by wire transfer to a bank and account designated in writing by Altus, unless otherwise specified in writing by Altus.
4.3    Income Tax Withholding. Altus will pay any and all taxes levied on account of any payments made to it under this License Agreement. If any taxes are required to be withheld by Zogenix from any payment made to Altus under this License Agreement, Zogenix shall (a) deduct such taxes from the payment made to Altus, (b) timely pay the taxes to the proper taxing authority, and (c) send proof of payment to Altus and certify its receipt by the taxing authority within 30 days following such payment.
4.4    Audits. During the Term and for a period of [***] years thereafter, Zogenix shall keep, and shall cause its Affiliates to keep, complete and accurate records pertaining to the sale or other disposition of the Licensed Product by Zogenix and its Affiliates, in sufficient detail to permit Altus to confirm the accuracy of royalty payments due under Section 3.2 and the timing of achievement of milestone 3 under Section 3.1. Altus shall have the right to cause an independent, certified public accountant reasonably acceptable to Zogenix to audit such records to confirm Net Sales and royalties for a period covering not more than the preceding [***]. Zogenix may require such accountant to

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execute a reasonable confidentiality agreement with Zogenix prior to commencing the audit. Such audits may be conducted during normal business hours upon reasonable prior written notice to Zogenix, but no more frequently than [***]. No accounting period of Zogenix shall be subject to audit more than [***] by Altus. Prompt adjustments (including remittances of underpayments or overpayments disclosed by such audit) shall be made by the Parties to reflect the results of such audit. Altus shall bear the full cost of such audit unless such audit discloses an underpayment by Zogenix of [***] of the amount of payments due under this License Agreement, in which case Zogenix shall bear the full cost of such audit.
4.5    Late Payments. In the event that any payment due under this License Agreement is not made when due, such payment shall accrue interest calculated on a daily basis (both before and after any judgment) at the rate of [***]; provided, however, that in no event shall such rate exceed the maximum legal annual interest rate. The payment of such interest shall not limit Altus from exercising any other right under this License Agreement.

5.	REPRESENTATIONS AND WARRANTIES.
5.1    Mutual Representations and Warranties As of Option Exercise Effective Date and Effective Date of License Agreement. Each Party represents and warrants to the other Party that, as of the effective date of the exercise of the Option (the “Option Exercise Effective Date”) and as of the effective date of this License Agreement (if different): (a) it is duly organized and validly existing under the laws of its jurisdiction of incorporation or formation, and has full corporate or other power and authority to enter into this License Agreement and to carry out the provisions hereof; (b) it is duly authorized to execute and deliver this License Agreement and to perform its obligations hereunder, and the person or persons executing this License Agreement on its behalf have been duly authorized to do so by all requisite corporate action; (c) the execution, delivery and performance of this License Agreement will not violate any organizational document governing such Party, any agreement to which such Party is a party, or any law or court or governmental order, holding or writ by which such Party is bound; and (d) this License Agreement is legally binding upon it, enforceable in accordance with its terms, and does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any material law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.
5.2    Altus Representations and Warranties as of Option Exercise Effective Date. Altus hereby represents and warrants to Zogenix that, as of the Option Exercise Effective Date and as of the effective date of this License Agreement (if different):
(a)    Exhibit B contains a true, complete and correct list of the existing Altus Patents; provided, however, that Altus may update Exhibit B (as of the Option Exercise Effective Date) (“Updated Exhibit B”) following Altus’ receipt of written notice of Zogenix’s intention to exercise the Option at least three (3) days prior to the Option Exercise Effective Date by delivering to Zogenix

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such Updated Exhibit B (which shall be attached hereto), in which case the Updated Exhibit B contains a true, complete and correct list of the existing Altus Patents;
(b)    Altus Controls the Patents listed in Exhibit B (or Updated Exhibit B, if delivered to Zogenix on or before the Option Exercise Effective Date pursuant to subsection (a) above);
(c)    Altus has not granted to any Third Party any option, license or other right with respect to the Licensed Product in the Territory;
(d)    except as disclosed to Zogenix in writing prior to the Option Exercise Effective Date, Altus is not a party to any legal action, suit or proceeding relating to the Altus Technology or Altus Product Technology nor is under any known threat to any legal action, suite, or proceeding;
(e)    except as disclosed to Zogenix in writing prior to the Option Exercise Effective Date, there is no litigation, regulatory investigation or proceeding, administrative hearing or any other similar proceeding pending or, to the best of its knowledge, threatened against Altus which could adversely affect Altus’ ability to perform its obligations under this License Agreement;
(f)    the Altus Patents are valid and enforceable, all maintenance fees have been paid in the Territory for the Altus Patents, and, to the best of Altus’ knowledge, neither the Manufacture nor Commercialization in accordance with this License Agreement will infringe any patents, trademarks or other intellectual property rights of any Third Party;
(g)    except as disclosed to Zogenix in writing prior to the Option Exercise Effective Date, Altus (i) has not received any written claim or demand from any Third Party alleging that any infringement, violation or misappropriation of such Third Party's intellectual property rights has occurred as a result of the Manufacture, use, offer for sale, sale or importation of the Licensed Product in the Territory; (ii) is not aware of any actual, alleged or threatened infringement, violation or misappropriation by a Third Party of any intellectual property rights Controlled by Altus and covering the Licensed Product or its uses; and (iii) has not received any written claim or demand from any Third Party alleging invalidity or unenforceability of any Altus Patents; and
(h)    the Altus Technology and the Altus Product Technology constitutes all of the intellectual property rights that are Controlled by Altus and are necessary for Zogenix to make, have made, use, have used, offer to sell, sell, have sold, import, have imported and to otherwise Manufacture and Commercialize any Licensed Product in the Territory.
5.3    Paladin Agreement.
(a)    Altus hereby represents and warrants to Zogenix, as of the Option Exercise Effective Date, that: (i) Altus has provided to Zogenix a true, complete and correct copy of the Paladin Agreement; (ii) the Paladin Agreement is the only agreement existing as of the Option Exercise Effective Date by which Altus has licensed from a Third Party any part of the Altus Technology or

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the Altus Product Technology; (iii) Altus is not in breach of the Paladin Agreement and has not submitted to Paladin any notice (written or oral) to the effect that Paladin is in breach of the Paladin Agreement; (iv) Altus has not received from Paladin any notice (written or oral) to the effect that Altus is in breach of the Paladin Agreement; and (v) the Paladin Agreement is legal, valid, binding, enforceable and in full force and effect (except as enforcement may be affected by bankruptcy, insolvency or other similar laws and by general principles of equity).
(b)    Altus covenants that during the term of this License Agreement:
(i)    it shall fulfill and comply with all of its obligations under the Paladin Agreement, with which the failure to comply would result in the termination of such Paladin Agreement;
(ii)    it shall comply with the payment terms under the Paladin Agreement and shall provide to Zogenix written evidence of each payment it makes under the Paladin Agreement within [***] of such payment being made; and
(iii)    it shall not amend the Paladin Agreement in such a manner as could have a material and adverse effect on Zogenix or Zogenix’s rights under this License Agreement.
5.4    Insurance. Each Party shall carry and maintain in full force and effect while this Agreement is in effect reasonable insurance in view of its obligations hereunder, including product liability insurance with a policy limit of at least $[***] per occurrence and in the aggregate; provided that Zogenix shall have a policy with a limit of [***], and Altus or its its Affiliates or its Sublicensees shall have a policy limit of [***].
Each Party hereto shall name the other Party hereto as an "additional insured" on their respective product liability policies. Each Party upon request shall provide the other with evidence of such insurance. Each Party shall provide to the other [***] prior written notice of any proposed cancellation, termination, reduction or change in its coverage. Maintenance of such insurance coverage will not relieve a Party of any responsibility under this Agreement for damage in excess of insurance limits or otherwise.
5.5    Disclaimer. Except as expressly set forth in this License Agreement, EACH PARTY EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, WRITTEN OR ORAL, INCLUDING THE WARRANTIES OF DESIGN, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, VALIDITY OF PATENTS, NON-INFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES, OR ARISING FROM A COURSE OF DEALING, USAGE OR TRADE PRACTICES.
5.6    Limitation of Liability. EXCEPT FOR LIABILITY FOR BREACH OF ARTICLE 7, NEITHER PARTY SHALL BE ENTITLED TO RECOVER FROM THE OTHER PARTY ANY SPECIAL, INDIRECT, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES

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(INCLUDING DAMAGES RESULTING FROM LOSS OF USE, LOSS OF PROFITS, INTERRUPTION OR LOSS OF BUSINESS OR OTHER ECONOMIC LOSS) ARISING OUT OF THIS AGREEMENT OR WITH RESPECT TO A PARTY’S PERFORMANCE OR NON-PERFORMANCE HEREUNDER.

6.	INTELLECTUAL PROPERTY.
6.1    Ownership. Sections 5.1 and 5.2 of the D&O Agreement are incorporated herein by this reference.
6.2    Patent Prosecution and Maintenance. Altus shall have the sole right, but not the obligation, to control and manage the preparation, filing, prosecution and maintenance of all Altus Patents in the Territory, by counsel of its own choice; provided, however, that Altus shall not file any Altus Patent in the Territory (or amend any Altus Patent filed before the effective date of this License Agreement) which includes, incorporates or is based upon any Development Results without the prior written consent of Zogenix, such consent not to be unreasonably withheld, conditioned or delayed. The costs and expense associated with the preparation, filing, prosecution and maintenance of all Altus Product Patents in the Territory (including the costs associated with counsel) shall be paid by [***] the costs and expense associated with the preparation, filing, prosecution and maintenance of all Altus Technology Patents in the Territory (including the costs associated with counsel) shall be paid by [***]. Altus will, to the maximum extent practicable, strive to separate any claims within Patents that claim Inventions into separate Patents consisting of claims that claim solely Inventions covering, and exclusively related to the Licensed Product or claims that claim Inventions relevant to, but not exclusively related to, the Licensed Product. Altus shall consult with Zogenix as to the preparation, filing, prosecution and maintenance of Altus Patents in the Territory reasonably prior to any deadline or action with the U.S. Patent & Trademark Office, and shall furnish to Zogenix copies of all relevant documents reasonably in advance of such consultation. In the event that Altus desires not to prepare and file any Altus Patent in the Territory or to abandon or decline responsibility for any Altus Patent in the Territory, Altus shall provide reasonable prior written notice to Zogenix of such intention (which notice shall, in any event, be given no later than [***] prior to the next deadline for any action that may be taken with respect to such Altus Patent with the U.S. Patent & Trademark Office), and Zogenix shall have the right in the Territory, at its sole expense, in consultation with Altus, to prepare, file, prosecute, and maintain such Altus Patent. For purposes of this Section 6.2, a Party’s right to prosecute and maintain a Patent shall be deemed to include the right to control any inter parties review, derivation, interference, supplemental examination, post-grant review, reexamination, reissue or opposition proceeding with respect to such Patent, and the right to seek patent term restorations, supplementary protection certificates and other forms of patent term extensions with respect to such Patent.
6.3    Cooperation. Each Party agrees to cooperate fully in the preparation, filing, prosecution and maintenance of Patents under this Article 6. Such cooperation includes: (a) executing all papers and instruments, or requiring its employees or contractors, to execute such papers and instruments,

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so as to effectuate the ownership of Inventions, and Patents claiming or disclosing such Inventions, and to enable the other Party to apply for and to prosecute patent applications in any country as permitted by Section 6.2; and (b) promptly informing the other Party of any matters coming to such Party’s attention that may affect the preparation, filing, prosecution or maintenance of any such Patent.
6.4    Infringement by Third Parties. In the event that either Altus or Zogenix becomes aware of any infringement or threatened infringement by a Third Party of any, Altus Patent or Joint Patent in the Territory, it shall promptly notify the other Party in writing to that effect. To the extent such infringement or threatened infringement relates to the Licensed Product or a pharmaceutical product with the Active Ingredient as the sole active ingredient (a “Competitive Product”), Altus and Zogenix shall thereafter consult and cooperate fully to determine a course of action, including the commencement of legal action by either or both Parties consistent with this Section 6.4, to terminate any such infringement, and each Party may hire separate counsel. In connection with such cooperation, the Parties, as soon as reasonably practicable, shall negotiate a mutually agreeable joint defense agreement.
(a)    As between Altus and Zogenix, Zogenix shall have the first right, but not the obligation, upon written notice to Altus, and in consultation with Altus to initiate, prosecute and control the enforcement of any Altus Product Patent or Joint Patent against infringement by a Third Party in the Territory through the manufacture, use, marketing, sale, offer for sale or import of a Licensed Product or a Competitive Product. If Zogenix does not institute a proceeding against such Third Party alleging infringement of the Altus Product Patents or Joint Patents within [***] of a Party's first notice to the other Party of such Third Party infringement, then Altus shall have the right, but not the obligation, to institute such an action against such Third Party for infringement of such Altus Product Patents or Joint Patents. For clarity, if an action includes both Altus Product Patents and Altus Technology Patents, this Section 6.4(a) shall govern.
(b)    As between Altus and Zogenix, Altus shall have the first right, but not the obligation, upon written notice to Zogenix, and in consultation with Zogenix, to initiate, prosecute and control the enforcement of any Altus Technology Patent against infringement by a Third Party in the Territory through the manufacture, use, marketing, sale, offer for sale or import of a Licensed Product or a Competitive Product. If Altus does not institute a proceeding against such Third Party alleging infringement of such Altus Technology Patents within [***] of a Party's first notice to the other Party of such Third Party infringement, then Zogenix shall have the right, but not the obligation, to institute such an action against such Third Party for infringement of any of the Altus Technology Patents; provided, however, that Zogenix's right to undertake any such action alleging infringement of such Altus Technology Patents shall be subject to the prior written consent of Altus, not to be unreasonably withheld or delayed. For clarity, if an action includes both Altus Product Patents and Altus Technology Patents, Section 6.4(a) shall govern.

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(c)    The Party pursuing such action shall furnish the other Party with copies of substantive litigation documents sufficiently in advance of the due date for such document, permit the other Party to offer its comments thereon before such document is due or delivered to the opposing side and consider any such comments in good faith, incorporating such comments if reasonable. For any such action under this Section 6.4, in the event that either Party is unable to initiate or prosecute such action solely in its own name or it is otherwise advisable to do so, the other Party will join such action, or agree to have such action initiated or prosecuted in its name, voluntarily and will execute and cause its Affiliates to execute all documents necessary for the enforcing Party to initiate and maintain such action. Each Party shall at its own expense promptly give to the Party bringing such infringement proceedings such reasonable assistance as the Party bringing the action may reasonably request.
(d)    The Party instituting any action under this Section 6.4 may not enter into any settlement, consent judgment or other voluntary final disposition of such action that settles a Paragraph IV Certification, admits the invalidity or unenforceability of any Patent licensed hereunder, subjects the other Party to an injunction, requires the other Party to contribute to any monetary payment or otherwise materially and adversely affects the rights licensed hereunder without the prior written consent of the other Party, not to be unreasonably withheld by the other Party.
(e)    The costs of any such action under this Section 6.4 (including fees of attorneys and other professionals) shall be borne by the Party instituting the action, or, if the Parties elect to cooperate in instituting and maintaining such action, such costs shall be borne by the Parties in such proportions as they may agree in writing. Any recovery obtained as a result of an infringement action brought under this Section 6.4, whether by judgment, award, decree or settlement, will: (i) first [***]; and (ii) any amounts [***]. [***] shall be entitled to the remaining balance of any such recovery.
6.5    Defense of Altus Patents in the Territory. In the event that either Altus or Zogenix becomes aware of any action initiated by a Third Party (or any counterclaim or defense asserted in any other action) in the Territory alleging invalidity or unenforceability of any Altus Patents or Joint Patent, such Party will promptly notify the other Party of all the relevant facts and circumstances known by it in connection with such action. Altus and Zogenix shall thereafter consult and cooperate fully to determine a course of action consistent with this Section 6.5, and each Party may hire separate counsel. In connection with such cooperation, the Parties, as soon as reasonably practicable, shall negotiate a mutually agreeable joint defense agreement.
(a)    As between Altus and Zogenix, Zogenix shall have the first right, but not the obligation, upon written notice to Altus, and in consultation with Altus, to defend and control any action initiated by a Third Party (or any counterclaim or defense asserted in any other action) in the Territory alleging invalidity or unenforceability of any Altus Product Patent or Joint Patent. If Zogenix fails to defend any such action initiated by a Third Party (or any

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counterclaim or defense asserted in any other action) within [***] of notice from such Third Party (or, if not possible, such shorter time period that would permit Altus a reasonable opportunity to respond in a timely manner), Altus shall thereafter have the right, but not the obligation, to defend and control any such invalidity action, counterclaim or defense in the Territory. For clarity, if an action includes both Altus Product Patents and Altus Technology Patents, this Section 6.5(a) shall govern.
(b)    As between Altus and Zogenix, Altus shall have the first right, but not the obligation, upon written notice to Zogenix, and in consultation with Zogenix, to defend and control any action initiated by a Third Party (or any counterclaim or defense asserted in any other action) in the Territory alleging invalidity or unenforceability of any Altus Technology Patent. If Altus fails to defend any such action initiated by a Third Party (or any counterclaim or defense asserted in any other action) within [***] of notice from such Third Party (or, if not possible, such shorter time period that would permit Zogenix a reasonable opportunity to respond in a timely manner), Zogenix shall thereafter have the right, but not the obligation, to defend and control any such invalidity action, counterclaim or defense in the Territory; provided, however, that Zogenix's right to undertake any defense of such action relating to such Altus Technology Patents shall be subject to the prior written consent of Altus, not to be unreasonably withheld or delayed. For clarity, if an action includes both Altus Product Patents and Altus Technology Patents, Section 6.5(a) shall govern.
(c)    The Party pursuing such an action shall furnish the other Party with copies of substantive litigation documents sufficiently in advance of the due date for such document, permit the other Party to offer its comments thereon before such document is due or delivered to the opposing side and consider any such comments in good faith, incorporating such comments if reasonable. For any such action under this Section 6.5, in the event that either Party is unable to defend such action solely in its own name or it is otherwise advisable to obtain an effective remedy, the other Party will join such action or agree to have such action initiated or prosecuted in its name, voluntarily and will execute and cause its Affiliates to execute all documents necessary for the defending Party to defend such action. Each Party shall at its own expense promptly give to the defending Party such reasonable assistance as the Party defending the action may reasonably request.
6.6    Patent Infringement Claims in the Territory. Each Party shall notify the other Party promptly in writing of any claim of, or action for, infringement of any Patents or misappropriation of trade secret rights of any Third Party that is threatened, made or brought against either Party by reason of the development, manufacture, use, sale, offer for sale, importation or exportation of the Licensed Product in the Territory subject to the following;
(a)    In the event of the institution of any suit by a Third Party against either Party for Patent infringement involving the development, manufacture, use, sale, offer for sale, importation or exportation by or on behalf of Zogenix, its Affiliates or Sublicensees of the

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Licensed Product in the Territory after the Effective Date, Zogenix shall be responsible for the defense of any such suit and, subject to the terms of this Section 6.6, Zogenix shall control such defense. Zogenix shall select defense counsel and, provided that Zogenix can do so without compromising attorney-client privilege, regularly consult with Altus and its counsel to keep them reasonably informed on the progress and status of the suit. Altus shall assist Zogenix and cooperate in any such litigation at Zogenix's request and cost. No settlement, compromise or other disposition of any such proceeding that subjects Altus to an injunction or requires Altus to contribute to any monetary payment or otherwise materially and adversely affect Altus’ rights hereunder shall be entered into without Altus’ prior written consent, which consent will not be unreasonably withheld or delayed.
(b)    Zogenix shall be responsible for all costs to defend any suit for which it is responsible under this Section 6.6, including all fees and costs of attorneys, expert witnesses and other out-of-pocket litigation costs and all damages, penalties, court costs, attorney fees and other payments payable to any such Third Party, whether as a result of any judgment, award, settlement or otherwise (such liability, "Patent Litigation Losses"); provided, however, if such Patent Litigation Losses relate to a Licensed Product feature covered by a Valid Claim in the Altus Patents, Zogenix may offset fifty percent (50%) of all such Patent Litigation Losses against any future royalties for Licensed Product due to Altus, not to exceed ([***]; provided further that any such set-off when aggregated with other set-offs may not reduce the royalties to Altus by more than fifty percent (50%) in any calendar quarter; provided further in the event that the Patent Litigation Losses that may be offset against any future royalties under this Section 6.6(b) exceed the amount by which Zogenix can offset royalties payable to Altus hereunder in any single calendar quarter, Zogenix shall be entitled to carry forward the excess to offset royalties due to Altus with respect to sales of the Licensed Product in future calendar quarters.
(c)    In the event a Third Party threatens suit against either Party for Patent infringement involving the development, manufacture, use, sale, offer for sale, importation, exportation, license or marketing of the Licensed Product in the Territory, the Parties shall confer with respect to the appropriate course of action, and if they determine that a declaratory action is warranted, then with respect to such action, the provisions of this Section 6.6 shall apply thereto with respect to the prosecution of such action and the defense of any claims asserted in response thereto.
(d)    In the event that either Party becomes aware of a Third Party Patent (other than a [***]) to which a license would be reasonably required in order to avoid infringement by the Manufacture or Commercialization of the Licensed Product in the Territory, such Party shall promptly notify the other Party. The Parties shall then confer in good faith with respect to the appropriate course of action. Zogenix shall have the right to negotiate and obtain such a license or other resolution and, subject to the terms of this Section 6.6(d) below, Zogenix shall be solely responsible for all costs and obligations under such license (the "Third Party

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License Fees"); provided, however, that: (i) if such license relates to a Licensed Product feature covered by a Valid Claim in the Altus Patents, Zogenix may offset fifty percent (50%) of all such Third Party License Fees against any future royalties for Licensed Product due to Altus, not to exceed [***]; provided further that any such set-off when aggregated with other set-offs may not reduce the royalties to Altus by more than fifty percent (50%) in any calendar quarter; provided further in the event that the Third Party License Fees that may be offset against any future royalties under this Section 6.6(d) exceed the amount by which Zogenix can offset royalties payable to Altus hereunder in any single calendar quarter, Zogenix shall be entitled to carry forward the excess to offset royalties due to Altus with respect to sales of the Licensed Product in future calendar quarters. If Altus does not agree with Zogenix's determination that the license is reasonably required, either Party may submit the matter for resolution by a single, neutral patent expert mutually agreeable to both Parties with knowledge and experience in the pharmaceutical sector. Such patent expert shall be available for consultation with both Parties jointly and shall render a determination within [***] after referral of such matter, with the written record of such determination constituting a simple recommendation as to whether or not taking a license at the time under the circumstances is reasonably required. If such patent expert determines that a license is not reasonably required in order to avoid infringement by the Manufacture or Commercialization of the Licensed Product in the Territory, Zogenix may not offset any Third Party License Fees associated with such license against any future royalties for Licensed Product due to Altus.
6.7    Joint Inventions. With respect to the decision to initiate the drafting and filing of a new patent application claiming a Joint Invention, the Parties shall first exchange sufficient information identifying such Joint Invention and discuss in good faith the relative merits of seeking patent rights thereto and, upon the prior mutual agreement of the Parties to proceed, not unreasonably withheld, Zogenix shall take such actions as are necessary or appropriate to procure, prosecute and maintain a Joint Patent (including any issuance, reissuance or reexamination thereof and the defense of any interference, revocation or opposition proceedings related thereto) at Zogenix’s sole cost and expense.
6.8    Orange Book Listing. The Parties acknowledge that Zogenix, as holder of any NDA for the Licensed Product, may refer to applicable Altus Patents in the listings for Licensed Products in the FDA’s Approved Drug Product List with Therapeutic Equivalence Evaluations (which lists all products and the patents that cover the products, that have been approved by the FDA for safety and effectiveness, and explains the therapeutic equivalence code for multi-source products) (the “Orange Book”). At Zogenix’s request, Altus and its Affiliates shall support Zogenix in listing the applicable Altus Patents in the Orange Book. In the event that any Altus Patent is listed in the Orange Book, Zogenix shall use Commercially Reasonable Efforts to ensure that Altus is listed as the assignee of the Altus Patents and both Zogenix and Altus shall be identified as the point of contact for any Paragraph IV notifications. The Parties shall co-

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operate with respect to data exclusivity periods (such as those periods listed in the Orange Book (including any available pediatric extensions)) at Zogenix’s expense.
6.9    Paragraph IV Certifications. In the event either Party receives notice that a Third Party has filed a patent certification under the Hatch-Waxman Act or any successor statute (e.g., a Paragraph IV Certification under 21 C.F.R. §314.50(i) or 314.94(a)(12)) referencing a Patent licensed under Section 1.1, then such Party shall immediately notify the other Party in writing of such notice. The allocation of the right between the Parties to institute an action against a Third Party for infringement of Patents listed in the Orange Book covering the Licensed Product in response to such Third Party's filing of a Paragraph IV certification referencing such Patent, and the rights and obligations applicable to any actions so brought shall be as set forth in Section 6.4; provided, however, with respect to actions brought in response to a Paragraph IV certification by a Third Party, the Party with the first right to institute an action shall be required to notify the other Party whether it intends to exercise such first right at least [***] before the expiration of the period within which a patent holder may bring an action for infringement against such Third Party so that other Party may timely institute an action in the event that such Party does elect to institute an action.

7.
INCORPORATION OF CERTAIN SECTIONS FROM THE D&O AGREEMENT. In addition to those Sections/Articles incorporated by reference above, Sections 3.9, 3.11, 3.12, Articles 1 (to the extent necessary to interpret this License Agreement), 4, 7, 9 and 10 of the D&O Agreement shall be incorporated herein by this reference.

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